Exhibit A

to

DEPOSIT AGREEMENT

OWNERS OF AMERICAN DEPOSITARY SHARES REPRESENTED BY SHARES WILL NOT BE ENTITLED TO INSTRUCT THE DEPOSITARY AS TO THE EXERCISE OF VOTING RIGHTS PERTAINING TO SUCH SHARES AS OF THE DATE OF THE DEPOSIT AGREEMENT. SEE THE PROVISIONS OF PARAGRAPH 18 OF THIS AMERICAN DEPOSITARY RECEIPT

AMERICAN DEPOSITARY SHARES (Each American Depositary Share represents four (4) deposited Shares)

THE BANK OF NEW YORK

AMERICAN DEPOSITARY RECEIPT FOR ALIEN BOARD SHARES

OF THE PAR VALUE THB 1 EACH OF

SHIN CORPORATION PUBLIC COMPANY LIMITED

(INCORPORATED UNDER THE LAWS OF THE KINGDOM OF THAILAND)

The Bank of New York, as depositary (hereinafter called the "Depositary"), hereby certifies that _________________ or registered assigns IS THE OWNER OF ____________________

AMERICAN DEPOSITARY SHARES

representing deposited Alien Board Shares, par value THB 1 each (herein called "Shares"), of Shin Corporation Public Company Limited, incorporated under the laws of the Kingdom of Thailand (herein called the "Company").  At the date hereof, each American Depositary Share represents four (4) Shares which are either deposited or subject to deposit under the deposit agreement at the Siam Commercial Bank Public Company Limited (herein called the "Custodian").  The Depositary's Corporate Trust Office is located at an address different from that of its principal executive office.  Its Corporate Trust Office is located at 101 Barclay Street, New York, New York 10286, and its principal executive office is located at One Wall Street, New York, New York 10286.

THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS

101 BARCLAY STREET, NEW YORK, NEW YORK  10286

1.

THE DEPOSIT AGREEMENT.  This American Depositary Receipt is one of an issue of American Depositary Receipts (herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the deposit agreement, dated as of _________________, 2004 herein called the "Deposit Agreement"), by and among the Company, the Depositary, and all Owners and Holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof.  The Deposit Agreement sets forth the rights of Owners and Holders of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash are herein called "Deposited Securities").  Copies of the Deposit Agreement are on file at the Depositary's Corporate Trust Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.  Capitalized terms used but not defined herein shall have the meanings set forth in the Deposit Agreement.

2.

DEPOSIT OF SHARES.  Anything to the contrary contained herein or in the Deposit Agreement notwithstanding, the only type of Shares of the Company that will be accepted for deposit and that are deliverable upon withdrawal are those so-called "Alien Board Shares" which are Shares of the Company which may be held and traded by non-Thai nationals, or any equivalent mechanism which clearly defines the acquisition, ownership and sale of Shares by non-Thai nationals, provided that if the Stock Exchange of Thailand or the government of the Kingdom of Thailand introduces a change which would allow non-Thai nationals to own Shares other than Alien Board Shares, or any equivalent mechanism, without violating any Thai laws generally applicable thereto, the Company in its sole discretion may authorize the Depositary in writing to take advantage of such change or liberalizing measure, by allowing for the deposit of such non-Alien Board Shares or otherwise as shall be determined in the sole discretion of the Company.

Anything herein contained or contained in the Deposit Agreement to the contrary notwithstanding, the number of Shares on deposit under the Deposit Agreement shall not exceed 25% of the total number of Shares outstanding from time to time (which total number of Shares outstanding is currently approximately 2,938,479,400), and the Company shall from time to time inform the Depositary in writing of any increase or decrease in such total number; provided, however, that, notwithstanding any such decrease, the Depositary shall be under no obligation to cause a corresponding decrease in the number of Shares on deposit under the Deposit Agreement.  The Depositary shall not be responsible for any change in the number of Shares to be accepted for deposit under until it has received actual notice of such change in writing from the Company and has had a reasonable opportunity to so notify the Custodian.

3.

SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.  Upon surrender of this Receipt at the Corporate Trust Office of the Depositary, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Owner hereof is entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued.  Delivery of such Deposited Securities may be made by the delivery of (i)(a) certificates in the name of the Owner hereof or as ordered by him or (b) certificates properly endorsed or accompanied by proper instruments of transfer to the Owner hereof or as ordered by him and (ii) any other securities, property and cash to which the Owner hereof is then entitled to in respect of such Receipt.  Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Corporate Trust Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Corporate Trust Office of the Depositary shall be at the request, risk and expense of the Owner hereof.

4.

TRANSFERS, SPLIT-UPS AND COMBINATIONS OF RECEIPTS.  The transfer of this Receipt is registrable on the books of the Depositary at its Corporate Trust Office by the Owner hereof in person or by duly authorized attorney, upon surrender of this Receipt at its Corporate Trust Office properly endorsed for transfer or accompanied by a proper instrument or instruments of transfer and funds sufficient to pay any applicable transfer taxes and the fees and expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose.  This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.  As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution thereon, or withdrawal of any Deposited Securities, the Depositary, the Custodian or any Registrar or co-Registrar may require payment from the depositor of Shares or the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge or fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt, including, without limitation, Paragraph 24 of this Receipt.

After consultation with the Company, if outside the ordinary course of business, the delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary or the Company (or, if applicable, of the Foreign Registrar, specifically, the Share Depository Center) are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or this Receipt, or for any other reason subject to Paragraph 24 hereof.  The surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any United States or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933 and the rules and regulations promulgated thereunder, unless a registration statement is in effect as to such Shares.

5.

LIABILITY OF OWNER FOR TAXES AND OTHER CHARGES.  If any tax or other governmental charges shall become payable by the Depositary or a Custodian with respect to any Receipt or any Deposited Securities represented by the American Depositary Shares evidenced hereby, the amount of such tax or other governmental charges shall be payable to the Depositary by the Owner hereof.  The Depositary may refuse and the Company shall be under no obligation, to effect the registration of any transfer of this Receipt or any withdrawal of Deposited Securities represented hereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner hereof any part or all of the Deposited Securities represented by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner hereof shall remain liable for any deficiency.

6.

DISCLOSURE OF INTERESTS.  The Company may from time to time request Owners or former Owners to provide information as to the capacity in which such Owners own or owned Receipts and regarding the identity of any other Persons then or previously interested in such Receipts and the nature of such interest and various other matters.  Each Owner agrees to provide any information requested by the Company or the Depositary pursuant to this Paragraph 6 and Section 3.04 of the Deposit Agreement whether or not such Person is still an Owner at the time of such request.  The Depositary agrees to use reasonable efforts to comply with written instructions received from the Company requesting that the Depositary forward any such requests to the Owners and to forward to the Company any such responses to such requests received by the Depositary.

7.

WARRANTIES OF DEPOSITORS.  Every Person depositing Shares hereunder and under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid, non-assessable and free of any pre-emption rights of the holders of outstanding Shares and that the Person making such deposit is duly authorized so to do.  Every such Person shall also be deemed to represent that the deposit of Shares or sale of Receipts by such Person is not restricted under the Securities Act of 1933.  Such representations and warranties shall survive the deposit of such Shares and issuance of such Receipts.

8.

FILING PROOFS, CERTIFICATES AND OTHER INFORMATION.  Any Person presenting Shares for deposit or any Owner of a Receipt may be required from time to time to file such proof of citizenship or residence, exchange control approval, the identity of the Person legally or beneficially interested in the Receipt and the nature of such interest, or such information relating to the registration on the books of the Company (or of the appointed agent of the Company for transfer and registration of Shares, which may be, but need not be, the Foreign Registrar, specifically, the Share Depository Center) of the Shares presented for deposit or other information, and to execute such certificates and to make such representations and warranties, as the Depositary or the Company may deem necessary or proper.  The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made.  The Depositary shall, upon the request and at the expense of the Company, provide the Company in a timely manner with copies of all such proofs, certificates and written representations and warranties provided to the Depositary under this Paragraph 8 and Section 3.01 of the Deposit Agreement.  No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary (which may be an opinion of counsel) that any necessary approval has been granted by the governmental body in the Kingdom of Thailand, if any, which is then performing the function of the regulation of currency exchange control

9.

CHARGES OF DEPOSITARY.  The Company agrees to pay the fees and reasonable expenses of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time.  The Depositary shall present its statement for such charges and expenses to the Company once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges shall be incurred by any Person depositing or withdrawing Shares or by any Person surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03 of the Deposit Agreement), whichever applicable:  (i) the fees of the Depositary for the execution and delivery of Receipts pursuant to Section 2.03 of the Deposit Agreement, the execution and delivery of Receipts pursuant to Section 4.03 of the Deposit Agreement, the surrender of Receipts pursuant to Section 2.05 of the Deposit Agreement, and the making of any cash distribution pursuant to the Deposit Agreement, including but not limited to Sections 4.01 through 4.04 thereof, (ii) taxes and other governmental charges, (iii) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the share register of the Company or Foreign Registrar (including the Share Depository Center) and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the Deposit Agreement, (iv) such cable, telex and facsimile transmission expenses as are expressly provided for in the Deposit Agreement, (v) such reasonable and customary expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05 of the Deposit Agreement, (vi) a fee not in excess of US$5.00 per 100 American Depositary Shares (or portion thereof) for the issuance or surrender, respectively, of a Receipt, (vii) a fee of US$.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement including but not limited to Sections 4.01 through 4.04 of the Deposit Agreement, and (viii) any other charge payable by the Depositary, any of the Depositary's agents, including the Custodian, or the agents of the Depositary's agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.06 of the Deposit Agreement and shall be payable at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

The Depositary, subject to Section 2.09 of the Deposit Agreement and Paragraph 10 hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

10.

PRE-RELEASE OF SHARES AND RECEIPTS.  The Depositary may issue Receipts against delivery by the Company (or any agent of the Company recording Share Ownership) of rights to receive Shares from the Company (or any such agent of the Company).  No such issue of Receipts will be deemed a "Pre-Release" that is subject to the restrictions of the following paragraph.

Unless requested in writing by the Company to cease doing so, the Depositary may, notwithstanding Section 2.03 of the Deposit Agreement, execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement ("Pre-Release").  The Depositary may, pursuant to Section 2.05 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the Person to whom Receipts are to be delivered (the "Pre-Releasee") that the Pre-Releasee, or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial right, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Share or Receipts, as the case may be, that is inconsistent with the transfer of beneficial Ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be, other than in satisfaction of such Pre-Release), (b) at all time fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application.  The Depositary will also set dollar limits with respect to Pre-Release transactions to be undertaken under the Deposit Agreement with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate.  For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

11.

TITLE TO RECEIPTS.  It is a condition of this Receipt and every successive Owner and Holder of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt (and to each American Depositary Share evidenced hereby) when such Receipt is properly endorsed or accompanied by proper instrument or instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the law of the State of New York; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the Person in whose name this Receipt is registered on the books of the Depositary as the absolute Owner hereof for the purpose of determining the Person entitled to any distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes and neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement or this Receipt to any Holder of a Receipt unless such Holder is the Owner hereof.

12.

VALIDITY OF RECEIPT.  This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however that such signature may be a facsimile if a Registrar for Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar.

13.

REPORTS; INSPECTION OF TRANSFER BOOKS, ETC.  The Company currently furnished the United States Securities and Exchange Commission (hereinafter called the "Commission") with certain public reports and documents required by foreign law or otherwise under Rule 12g3-2(b) under the Securities Exchange Act of 1934.  Such reports and communications will be available for inspection and copying at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W., Washington, DC 20549.

The Depositary will make available for inspection by Owners at its Corporate Trust Office (i) the Deposit Agreement and (ii) any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.

The Depositary will keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners, provided that such inspection shall not be for the purpose of communicating with the Owners in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.  To the extent required under Rule 12g3-2(b) or otherwise under the Securities Exchange Act of 1934, such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English or, where permitted by such Rule, summarized in English.

14.

DIVIDENDS AND DISTRIBUTIONS.  Whenever the Depositary receives any cash dividend or other cash distribution by the Company on any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into Dollars transferable to the United States of America, and subject to the Deposit Agreement, convert such dividend or distribution into Dollars and will distribute as promptly as practicable the amount thus received (net of the fees of the Depositary as provided in Paragraph 9 which shall be solely the obligation of the Owners entitled to such dividend or distribution) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them, respectively; provided, however, that in the event that the Depositary or the Company is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Owners on the American Depositary Shares representing such Deposited Securities shall be reduced accordingly.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent.  Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto.  The Company or its agent shall remit to the appropriate governmental agency in the Kingdom of Thailand all amounts withheld and owing to such agency.  The Depositary shall remit to the appropriate governmental agency in the United States of America all amounts withheld and owing to such agency.  The Depositary shall forward to the Company or its agent such information from its records as the Company may request to enable the Company or its agent to file necessary reports with governmental authorities or agencies.

Subject tot he provisions of the Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in Sections 4.01, 4.03 or 4.04 of the Deposit Agreement, the Depositary shall cause the securities or property received by it to be distributed to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company, a Custodian or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners or Holders) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Paragraph 9) shall be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may and shall if the Company shall so request, distribute to the Owners of outstanding Receipts entitled thereto, additional Receipts for an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution.  In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds in Dollars, all in the manner and subject to the conditions set forth in the Deposit Agreement.  If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent its proportionate interest in the additional Shares distributed upon the Deposited Securities represented thereby.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such a manner as the Depositary deems necessary and practicable to pay any such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively and the Depositary shall distribute any unsold balance of such property in accordance with the provisions of this Receipt and the Deposit Agreement.

15.

RIGHTS.  In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company,  shall have discretion as to the procedure to be followed in making such rights available to any Owners entitled thereto or in disposing of such rights on behalf of such Owners and making the net proceeds available in Dollars to such Owners or, if by the terms of such rights offering or by reason of applicable law, the Depositary may neither make such rights available to any Owners nor dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse; provided, however, that if at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner under the Deposit Agreement, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner.  As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the Deposit Agreement, execute and deliver Receipts to such Owner.  In the case of a distribution pursuant to the second paragraph of this Article 13, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all Owners or are registered under the provisions of such Act; provided, that nothing in the Deposit Agreement shall create, any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective.  If an Owner of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under the Securities Act of 1933, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

16.

CONVERSION OF FOREIGN CURRENCY.  Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or as the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars distributed to the Owners entitled thereto, the Depositary shall as promptly as practicable convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars (net of any reasonable and customary conversion expenses of the Depositary) shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation in whole or in part depending upon the terms of such warrants and/or instruments.  Such distribution shall be made in proportion to the number of American Depositary Shares representing Deposited Securities held respectively by such Owners and entitling them to such Dollars.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions or otherwise.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into Dollars distributable to Owners entitled thereto, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the reasonable opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

17.

RECORD DATES.  Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Deposited Securities that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary will fix a record date as near as practicable to the record date set by the Company for the Deposited Securities, for the determination of the Owners who will be entitled, as the case may be, to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights (if any) at any such meeting, or for fixing the date on or after which each American Depositary Share will represent the changed number of Shares, subject to the provisions of the Deposit Agreement.

18.

VOTING OF DEPOSITED SECURITIES.  UNTIL THE DEPOSITARY RECEIVES WRITTEN NOTICE FROM THE COMPANY TO THE CONTRARY, OWNERS OF AMERICAN DEPOSITARY SHARES REPRESENTED BY SHARES WILL NOT BE ENTITLED TO INSTRUCT THE DEPOSITARY AS TO THE EXERCISE OF VOTING RIGHTS PERTAINING TO SUCH SHARES.  UPON RECEIPT BY THE DEPOSITARY OF SUCH NOTICE TO THE CONTRARY, THEN AND THEREAFTER THE REMAINING PROVISIONS OF THIS PARAGRAPH SHALL APPLY.

Upon receipt of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Owners a notice, containing the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting received by the Depositary from the Company, (b) a statement that each Owner at the close of business on a specified record date will be entitled, subject to applicable law and the provisions of the Memorandum and Articles of Association of the Company and the terms of or governing Deposited Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares evidenced by such Owner’s Receipts and (c) a statement as to the manner in which such instructions may be given, including an express indication that such instructions may be given or deemed given in accordance with the last sentence of this paragraph if no instruction is received, to the Depositary to give a discretionary proxy to a Person designated by the Company.  Upon the written request of an Owner on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under applicable law and the provisions of the Memorandum and Articles of Association of the Company and the terms of or governing Deposited Securities to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Owner’s Receipts in accordance with the instructions set forth in such request.  The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions or deemed instructions. If no instructions are received by the Depositary from any Owner with respect to any of the Deposited Securities represented by the American Depositary Shares evidenced by such Owner's Receipts on or before the date established by the Depositary for such purpose, the Depositary shall deem such Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Company to vote such Deposited Securities, provided, that no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information as promptly as practicable in writing) that (x) the Company does not wish such proxy given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of Shares.

There can be no assurance that Owners generally or any Owner in particular will receive the notice described in the preceding paragraph sufficiently prior to the instruction date to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in the preceding paragraph.

19.

CHANGES AFFECTING DEPOSITED SECURITIES.  Upon any change in nominal value, change in par value, split-up, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent (in addition to existing Deposited Securities), the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may, upon consultation with the Company, and shall, if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

20.

LIABILITY OF DEPOSITARY AND COMPANY.  Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Holder, if by reason of any provision of any present or future law or regulation of the United States of America or the Kingdom of Thailand or any other country, or of any other governmental or regulatory authority or stock exchange, or by reason of any provisions, present or future, of the Memorandum or Articles of Association of the Company, or by reason of any terms of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or terrorism or other circumstances beyond their control, the Depositary or the Company shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing contemplated by the terms of the Deposit Agreement or Deposited Securities it is provided shall be done or performed; nor shall the Depositary or the Company or any of their respective directors, employees, agents or affiliates incur any liability to any Owner or Holder by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing contemplated by the terms of the Deposit Agreement it is provided shall be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.  Where, by the terms of a distribution pursuant to Sections 4.01, 4.02 or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, or because of applicable law, such distribution or offering may not be made available to all or certain Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse, without any liability to the Depositary or the Company to any Owner or Holder or any other Person.  Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Owners or Holders, except that they agree to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith.  The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities.  Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.  Neither the Depositary nor the Company shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any Person presenting Shares for deposit, any Owner or Holder, or any other Person believed by it in good faith to be competent to give such advice or information including but not limited to, any such action or non-action based upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.  The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or non-action is in good faith.  The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.  The Company agrees to indemnify the Depositary and any Custodian and any of their respective directors, employees, agents and affiliates against, and hold each of them harmless from, any liability or expense which may arise out of acts performed (including, but not limited to, the fees and expenses of counsel) or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or any Custodian or any of their respective directors, employees, agents or affiliates, except for any liability or expense arising out of the negligence or bad faith of any of them, or (ii) by the Company or any of its directors, employees, agents and affiliates.  The Depositary agrees to indemnify the Company, its directors, employees, agents and affiliates and hold them harmless from any liability or expense which may arise out of acts performed or omitted by the Depositary or any Custodian or their respective directors, employees, agents and affiliates arising out of the negligence or bad faith of any of them.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

Any Person seeking indemnification under the Deposit Agreement (an "indemnified person") shall notify the Person from whom it is seeking indemnification (the "indemnifying person") of a commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim, which defense shall be reasonable under the circumstances.  No indemnified person shall compromise or settle any action or claim without the consent of the indemnifying person.

21.

RESIGNATION AND REMOVAL OF DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.  The Depositary may at any time resign as Depositary under the Deposit Agreement by 120 days written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary may at any time be removed by the Company by 120 days prior written notice of such removal, to become effective upon the later of (i) the 120th day after delivery of the notice to the Depositary and (ii) the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.

In case at any time the Depositary acting under the Deposit Agreement shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment under the Deposit Agreement, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor under the Deposit Agreement, shall duly assign, transfer and deliver nominal ownership in the Deposited Securities to such successor with the beneficial ownership to remain vested in the Owners, and shall deliver to such successor a list of the Owners of all outstanding Receipts.  Any such successor depositary shall promptly mail notice of its appointment to the Owners.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.  Whenever the Depositary in its discretion determines that it is in the best interest of the Owners to do so, it may appoint a substitute or additional custodian or custodians.

22.

AMENDMENT.  The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Depositary and the Company in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission cost, delivery cost or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Owners of outstanding Receipts.  Every Owner and Holder at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby except in order to comply with mandatory provisions of applicable law.

23.

TERMINATION OF DEPOSIT AGREEMENT.  The Depositary will at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04 of the Deposit Agreement.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, shall not accept deposits of Shares (and shall instruct each Custodian to act accordingly), and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell property and rights and convert Deposited Securities into cash as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges).  At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereunder hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such proceeds.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges), and as provided in the final sentence of this Paragraph 23.  Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges and expenses.  The obligations and rights of the Depositary and Custodian under Section 5.08 or the Deposit Agreement shall survive the termination of the Deposit Agreement

24.

COMPLIANCE WITH UNITED STATES SECURITIES LAWS.  Notwithstanding any provisions in this Receipt or the Deposit Agreement to the contrary, the Company and the Depositary have each agreed that neither of them will exercise any rights either of them may have under the Deposit Agreement or the Receipt to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to Section I A(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.